Exhibit 32.1

CERTIFICATION OF THE CHIEF EXECUTIVE OFFICER AND PRINCIPAL FINANCIAL OFFICER
PURSUANT TO 18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO
TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report on Form 10-Q of HireRight Holdings Corporation (the “Company”) for the three months ended March 31, 2024 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), Guy P. Abramo, as President and Chief Executive Officer, and Thomas M. Spaeth, as Chief Financial Officer, of the Company, each hereby certifies, pursuant to 18 U.S.C. §1350, as adopted pursuant to §906 of the Sarbanes-Oxley Act of 2002, that, to the best of his knowledge:

(1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: May 7, 2024    By:    /s/ Guy P. Abramo
Name: Guy P. Abramo
Title:    President and Chief Executive Officer
(Principal Executive Officer)

Date: May 7, 2024    By:    /s/ Thomas M. Spaeth
Name:    Thomas M. Spaeth
Title:    Chief Financial Officer
(Principal Financial Officer)